UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2007
Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-3.1: Restated By-Laws
EX-10.1: Form of Agreement with E. Stanley O'Neal
EX-99.1: Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On October 30, 2007, Merrill Lynch & Co., Inc. (“Merrill Lynch”) announced that E. Stanley O’Neal, its chairman and chief executive officer, has retired from Merrill Lynch effective immediately. The board of directors has elected Alberto Cribiore as interim non-executive chairman. Mr. Cribiore, who has been a member of the Merrill Lynch board since 2003, will chair a search committee that will identify and evaluate chief executive candidates from within and outside of the company. Mr. Cribiore founded and has served as managing principal of Brera Capital Partners LLC, a private equity investment firm, since 1997 and was co-President of Clayton, Dubilier & Rice, Inc., an equity investment firm, from 1985 to 1997.
Ahmass Fakahany and Gregory Fleming will continue as Merrill Lynch co-presidents and chief operating officers, reporting to the board of directors, and will assume the powers, duties and responsibilities of the chief executive officer until a chief executive officer of the company is elected by the board. Mr. Fleming, 44, and Mr. Fakahany, 49, have served as co-presidents and co-COOs since May 16, 2007. Prior to that time, Mr. Fleming served as the executive vice president and co-president of the company’s Global Markets and Investment Banking group and Mr. Fakahany served as the company’s vice chairman and chief administrative officer.
The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
The Company has not entered into any material plans, contracts or arrangements or amended any existing plans, contracts or arrangements with Messrs. Cribiore, Fleming or Fakahany.
(e) On October 30, 2007, Merrill Lynch entered into an agreement with Mr. O’Neal to cover the terms of his termination (the “Agreement”). The Agreement provides that the Company will pay no bonus compensation to Mr. O’Neal for the 2007 fiscal year. It also provides that the Company will waive the 6 month notice requirement for termination contained in Mr. O’Neal’s existing covenant agreement (filed as Exhibit 10 to the company’s Current Report on Form 8-K dated September 17, 2004) and amends the non-competition covenant in that agreement to provide for an 18 month period of non-competition with specified competitors. All other covenants contained in the covenant agreement remain in place.
Under the Agreement, Merrill Lynch confirms and agrees that Mr. O’Neal’s resignation will be treated as a retirement for all purposes (including outstanding unvested grants of stock-based compensation and under the executive annuity agreement with Mr. O’Neal (which is described in our 2007 proxy statement and filed as Exhibit 10(xxxii) to the Annual Report on Form 10-K for the fiscal year ended December 28, 2001)). This treatment is consistent with the definitions of retirement in all relevant grants, plans and agreements based upon Mr. O’Neal’s age and length of service.
The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
As of the close of business on October 29, 2007, the total value of Mr. O’Neal’s retained stock awards and benefits was approximately $161.5 million, broken down as follows: $131.4 million, consisting of the value of unvested restricted stock and restricted stock units and the in-the-money value of unexercised stock options; $24.7 million consisting of the actuarial present value of future payments under the executive annuity agreement and his balances under the company’s broad-based 401(k) Savings and Investment Plan, Employee Stock Ownership Plan and Retirement Accumulation Plan; and $5.4 million consisting of the current value of deferred compensation balances. The unvested restricted stock and restricted stock units will continue to vest in accordance with their original schedules, and the in-the-money unexercised stock options will continue to be outstanding after retirement, subject to compliance with covenants. The Agreement also provides that the Company will provide Mr. O’Neal with an office and an executive assistant for up to three years.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective October 30, 2007, the Board of Directors of Merrill Lynch adopted Restated By-Laws containing amendments to Articles III, V and VI of Merrill Lynch’s By-Laws. The amendments principally provide for the election of a chairman of the board who does not also serve as chief executive officer.
The Restated By-Laws are filed as Exhibit 3.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1	Restated By-Laws, dated as of October 30, 2007, of Merrill Lynch & Co., Inc.

10.1	Form of Agreement Dated October 30, 2007 with E. Stanley O’Neal

99.1	Press release of Merrill Lynch & Co., Inc. dated October 30, 2007
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)
By:	/s/ Judith A. Witterschein
Judith A. Witterschein
Corporate Secretary

Date: October 30, 2007

Date: October 30, 2007
EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated By-Laws, dated as of October 30, 2007, of Merrill Lynch & Co., Inc.

10.1	Form of Agreement Dated October 30, 2007 with E. Stanley O’Neal

99.1	Press release of Merrill Lynch & Co., Inc. dated October 30, 2007